EXHIBIT 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20080591064-55
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 09/04/2008 8:00 AM
	Entity Number E0559322008-4

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	OptimizeRx Corporation
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: The Corporation Trust Company of Nevada (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: 6100 Neil Road, Suite 500; City: Reno; Nevada; Zip Code: 89511 Mailing Address (if different from street address): ; City: ; Nevada; Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 510,000,000; Par value per share: $ 0.001; Number of shares without par value: None
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) David A. Harrell (Name) 407 Sixth Street (Street Address); Rochester (City); MI (State); 48307 (Zip Code) 2) See Addendum (Name) Street Address; City; State; Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any lawful purpose permitted under the laws of Nevada
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Arthur Y. Lee (Name); X [signature] (Incorporator Signature) 61 Broadway (Address); New York (City); NY (State); 10006 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity; Date: 9/3/08

Juan Grajeda
Assistant Secretary

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised on 7-1-08

Addendum to the Articles of Incorporation

Of

OptimizeRx Corporation

Item 3:

(a) The total number of shares of capital stock with the Corporation is authorized to issue is five hundred ten million (510,000,000) shares, of which:

(i)	ten million (10,000,000) shares shall be designated as Preferred Stock, par value of $0.001 per share;

(ii)	five hundred million (500,000,000) shares shall be designated as Common Stock, par value of $0.001 per share; and

(b) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting power, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in this Articles of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(i)	the designation of such series;

(ii)
the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of capital stock, whether such dividends shall be cumulative or non-cumulative, and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation;

(iii)	whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv)	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v)
whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or series of capital stock or other securities of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustment and other terms and conditions of such conversion or exchange;

(vi)
the extent, if any, to which the holders of the shares of such series shall be entitled to vote, as a class or otherwise with respect to the election of directors or otherwise, and the number of votes to which the holder of each share of such series shall be entitled;

(vii)	the restrictions, if any, on the issue or reissue of any additional shares or series of Preferred Stock; and

(viii)	the rights of the holders of the shares of such series upon dissolution of, or upon the distribution of assets of, the Corporation.

Item 4:

Board Members:

  •  David A. Harrell
  •  Terence J. Hamilton
  •  Thomas B. Majerowicz

Each of the aforementioned board members have their addresses located at:

407 Sixth Street, Rochester, MI 48307

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **OPTIMIZERX CORPORATION**, did on September 4, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 4, 2008.

ROSS MILLER
Secretary of State

By

Certification Clerk

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT OF

FILE NUMBER

E0559322008-4

OPTIMIZERX CORPORATION

(Name of Corporation)

FOR THE FILING PERIOD OF SEP, 2008 TO SEP, 2009. Due by Oct 31, 2008

The corporation's duly appointed registered agent in the State of Nevada upon whom process can be served is:

THE CORPORATION TRUST COMPANY OF NEVADA

6100 NEIL ROAD SUITE 500

RENO NV 89511

☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR REGISTERED AGENT INFORMATION

Important: Read instructions before completing and returning this form.

THE ABOVE SPACE IS FOR OFFICE USE ONLY

1. Print or type names and addresses either residence or business, for all officers and directors. A **President, Secretary, Treasurer, or equivalent of and all Directors** must be named. Have an **officer** sign the form. *FORM WILL BE RETURNED IF UNSIGNED*
2. If there are additional directors attach a list of them to this form.
3. Return the completed form with the $125.00 filing fee, if no capitalization. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.
4. Make your check payable to the **Secretary of State**. Your cancelled check will constitute a certificate to transact business per NRS 78.155. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 897014201, (775) 684-5708.
6. Form must be in the possession of the Secretary of State on or before the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

FILING FEE: $125.00 LATE PENALTY: $75.00

CHECK ONLY IF APPLICABLE

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
NAME	TITLE(S)		
	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
NAME	TITLE(S)		
	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
NAME	TITLE(S)		
	DIRECTOR		
ADDRESS	CITY	St	Zip

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer | Title | Date

Nevada Secretary of State Form Initial LIST PROFIT 2003
Revised on: 08/24/03